Exhibit 23.1 – Consent of William L. Butcher & Associates

[LETTERHEAD]

William L. Butcher & Associates

Consent of Independent Certified Public Accountants

E/S Corporation

2302 East Madison Street

Seattle, WA  98112-5417

I hereby consent to the use in the prospectus constituting a part of the Registration Statement on Form SB-1 of E/S Corporation, Inc.  of my report dated May 1, 2000, relating to the financial statements of E/S Corporation.

I also consent to reference to me under the caption “Experts” in the Prospectus.

William L. Burtcher & Associates

Everett, Washington

January 4, 2002